UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2015

ARTEC GLOBAL MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-186732	99-0381772
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1000 E William St., Suite 204 Carson City, NV	89701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (844) 505-2285

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On December 3, 2015, Artec Global Media, Inc. (the "Company") received notification of the recent death of its auditor, Jim Bedinger of Bedinger & Company. Due to the structure of the firm, the registration with the PCAOB was tied to Mr. Bedinger and thus Bedinger & Company was not able to continue to perform in the capacity of outside, independent auditor at this time. As a result, the board of directors dismissed Bedinger & Company ("Bedinger") as the Company's independent registered public accounting firm effective immediately.

Bedinger's reports on the Company's consolidated financial statements for the years ended January 31, 2015 and 2014 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except for an explanatory paragraph relative to the Company's ability to cointinue as a going concern.

During the Company's two most recent fiscal years and the subsequent interim period preceding Bedinger's dismissal, there were no (a) disagreements with Bedinger on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Bedinger, would have caused it to make reference to the subject matter thereof in connection with its reports for such years or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Bedinger with a copy of this disclosure and has requested that Bedinger furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Bedinger addressed to the Securities and Exchange Commission dated December 8, 2015 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Concurrently, the Company retained Peterson Sullivan LLP ("PSCPA") as its independent registered public accountant. The decision to retain PSCPA as the independent registered public accountants was approved by the Company's Board of Directors.

The Company has not previously consulted with PSCPA regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(1)(v) of Regulation S-K) during the years ended January 31, 2015 and 2014, and any later interim period, including the interim period up to and including the date the relationship with Bedinger ceased. PSCPA has reviewed the disclosure required by Item 304 (a) before it was filed with the SEC and has been provided an opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). PSCPA has elected to not furnish a letter to the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit:

16.1	Letter of Bedinger and Company dated December 8, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARTEC GLOBAL MEDIA, INC.

Date: December 11, 2015	By	/s/ Caleb Wickman
Caleb Wickman
President and Treasurer
(Principal Executive Officer and Principal Financial Officer)